UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 30, 2007

Radyne Corporation

(Exact name of registrant as specified in its charter)

Delaware	0-11685	11-2569467
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3138 E. Elwood Street, Phoenix AZ	85034
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 602-437-9620

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 30, 2007, Radyne Corporation (the “Company”) held its annual meeting of stockholders. At this meeting, our stockholders, upon the recommendation of our Board of Directors, approved the Company’s 2007 Stock Incentive Plan (the “2007 Plan”). The 2007 Plan provides for various types of equity awards that may be made to officers, other employees and key individuals, and directors. The types of awards authorized under the 2007 Plan include incentive stock options, nonqualified stock options, stock appreciation rights, restricted stock, restricted stock units, performance shares, performance share units, and stock. A total of 1,000,000 shares of our common stock are reserved for issuance pursuant to the awards.

The description of the 2007 Plan contained herein is qualified in its entirety by reference to the full text of the 2007 Plan. In addition, a more detailed description of the 2007 Plan is contained in the Proxy Statement for our 2007 Annual Meeting of Stockholders and is incorporated herein by this reference.

A copy of the Company’s 2007 Plan is attached hereto as Exhibit 10.1, and the forms of Restricted Stock Agreement, Non-Qualified Stock Option Agreement, and Incentive Stock Option Agreement are attached hereto as Exhibits 10.2, 10.3, and 10.4, respectively.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description	Page or Method of Filing
10.1	Radyne Corporation 2007 Stock Incentive Plan	Filed herewith

10.2	Form of Restricted Stock Agreement	Filed herewith

10.3	Form of Non-Qualified Stock Option Agreement	Filed herewith

10.4	Form of Incentive Stock Option Agreement	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RADYNE CORPORATION

By:	/s/ Carl Myron Wagner
Carl Myron Wagner
Chief Executive Officer

Date June 5, 2007

EXHIBIT INDEX

Exhibit Number	Description	Page or Method of Filing
10.1	Radyne Corporation 2007 Stock Incentive Plan	Filed herewith

10.2	Representative Form of Restricted Stock Agreement	Filed herewith

10.3	Representative Form of Non-Qualified Stock Option Agreement	Filed herewith

10.4	Representative Form of Incentive Stock Option Agreement	Filed herewith